Exhibit 23.5

CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated August 23, 2004 and to all references to our Firm included in or made a part of this registration statement on Form S-1.

Rosenberg Rich Baker Berman & Company
Bridgewater, New Jersey
April 18, 2005